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                                                                    Exhibit 8.1



                            BINGHAM, DANA & GOULD LLP
                               150 Federal Street
                              Boston, MA 02110-1726


                                November 4, 1996

Paging Network, Inc.
4965 Preston Park Blvd.
Suite 600
Plano, TX  75093

         Re:      Paging Network, Inc. - Registration of
                  $500,000,000 Aggregate Principal Amount of
                  10% Senior Subordinated Notes Due
                  October 15, 2008, on Form S-4
                  ------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission on November 4, 1996 (the "Registration Statement"), of $500,000,000 aggregate principal amount of 10% Senior Subordinated Notes due October 15, 2008, (the "Exchange Notes") of Paging Network, Inc. (the "Company").

     The Exchange Notes will be offered in exchange for the Company's outstanding 10% Senior Subordinated Notes due October 15, 2008 (the "Outstanding Notes") pursuant to the terms of the exchange offer (the "Exchange Offer") set forth in the form of Prospectus included in the Registration Statement (the "Prospectus").

     In connection with this opinion, we have examined the Prospectus, the Second Supplemental Indenture dated as of October 15, 1996 between the Company and Fleet National Bank, as Trustee, the form of Exchange Note filed as an Exhibit to the Registration Statement, and other related documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents (collectively, the "Documents"). In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents. Our opinion is


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Paging Network, Inc.
November 4, 1996
Page 2


based on the assumption that the Exchange Offer has been carried out and will be carried out only in conformity with the provisions of the Documents.

     We express no opinion as to the application to the Outstanding Notes or Exchange Notes or to the exchange of the Exchange Notes for the Outstanding Notes of any laws of any jurisdiction, other than the laws of the United States as presently in effect, or as to the application of the laws of any jurisdiction to any transaction or to any person other than those specifically addressed in the Prospectus.

     Based upon and subject to the foregoing, we hereby confirm that we have reviewed the statements in the Prospectus under the caption "United States Federal Income Tax Consequences of the Exchange of Notes," and confirm that insofar as they are, or refer to, statements of United States federal laws or legal conclusions thereunder, they are correct as of the date hereof.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to this firm under the section entitled "United States Federal Income Tax Consequences of the Exchange of Notes" in the Prospectus.

                                           Very truly yours,

                                           Bingham, Dana & Gould LLP

                                           BINGHAM, DANA & GOULD LLP